UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2009
Date of Report (Date of earliest event reported)

BARK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53530 (Commission File Number)	Not applicable (IRS Employer Identification No.)

Ostergade 17-19, 3rd Floor, Copenhagen K, Denmark (Address of principal executive offices)	DK-1100 (Zip Code)

+45 7026 9926
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Bark Group, Inc. (the "Company") has filed a Certificate of Change with the Secretary of State of Nevada, with an effective date of August 13, 2009, to effectuate a forward stock split of the Company's authorized share capital and its issued and outstanding shares of common stock, in each case on the basis of twenty new common shares for each one old common share. The forward stock split is payable on August 17, 2009 to all shareholders of record as of the record date, August 13, 2009.

As a result, as of August 13, 2009, the Company's authorized share capital increased from 100,000,000 shares of common stock to 2,000,000,000 shares of common stock and its issued and outstanding share capital increased from 16,355,686 shares of common stock to 327,113,270 shares of common stock.

Item 9.01 Financial Statements and Exhibits.
Exhibit Number	Document
3.1	Certificate of Change filed with the Secretary of State of Nevada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BARK GROUP, INC.
Date: August 17, 2009	By: /s/ Bent Helvang Name: Bent Helvang Title: Chairman & Secretary

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